Exhibit 99.1
Rackspace Technology Reports First Quarter 2023 Results

•Revenue of $759 million in the First Quarter, down 2% Year-over-Year
•Public Cloud Revenue grew 7% Year-over-Year to $445 million
•Private Cloud Revenue was $314 million, down 12% Year-over-Year
•First Quarter 2023 Cash Flow Used in Operating Activities was $(2) million; Cash Flow From Operating Activities was $180 million on a Trailing-Twelve-Month Basis

SAN ANTONIO, May 9, 2023 – Rackspace Technology, Inc. (Nasdaq: RXT), a leading end-to-end multicloud technology solutions company, today announced results for its first quarter ended March 31, 2023.

Amar Maletira, Chief Executive Officer, stated, “I am pleased that we delivered first quarter revenue and profit above the midpoint of our guidance. Additionally, we have now completed our first full quarter in our new two-business unit operating model, and we are already seeing the benefits in terms of greater focus and opportunities for further cost efficiencies.”

Mr. Maletira added, “2023 is a transformation year for the business, and we believe our second quarter will be the trough in profitability for the company. We know the road ahead will be challenging in the short-term given the uncertain macro and industry environment. However, the secular growth trends in multicloud remain, and we are using this market slowdown to better position our company to capitalize when the market growth rebounds. Our goal is to drive long-term profitable growth while continuing to deliver value to our customers.”

First Quarter 2023 Results

Revenue was $759 million in the first quarter of 2023, a decrease of 2% as compared to revenue of $776 million in the first quarter of 2022. On a constant currency basis, revenue decreased 1% in the first quarter of 2023 as compared to the first quarter of 2022.

In the first quarter of 2023, we completed our business unit realignment and are now reporting in our two new operating segments - Public Cloud and Private Cloud. Our prior Multicloud segment has been separated into its public and private cloud components and our prior OpenStack Public Cloud segment has been included in Private Cloud. The offerings previously reported in our Apps & Cross Platform segment have been reassigned to either the Public Cloud or Private Cloud segment based on the nature of the offering. Comparative periods have been recast to reflect results in the new structure.

Public Cloud revenue was $445 million in the first quarter of 2023, an increase of 7% on both a reported and constant currency basis as compared to revenue of $417 million in the first quarter of 2022.

Private Cloud revenue was $314 million in the first quarter of 2023, a decrease of 12% as compared to revenue of $359 million in the first quarter of 2022. On a constant currency basis, Private Cloud revenue decreased 11% in the first quarter of 2023 as compared to the first quarter of 2022.

In the first quarter of 2023, we recorded a total of $543 million of non-cash goodwill impairment charges as a result of the January 1st reallocation of goodwill due to the business unit realignment and the decrease in our market capitalization.

Loss from operations was $(581) million in the first quarter of 2023, compared to income from operations of $21 million in the first quarter of 2022.

Net loss was $(612) million in the first quarter of 2023, compared to net loss of $(39) million in the first quarter of 2022.

Net loss per diluted share was $(2.87) in the first quarter of 2023, compared to net loss per diluted share of $(0.18) in the first quarter of 2022.

Non-GAAP Operating Profit was $51 million in the first quarter of 2023, a decrease of 55% compared to $112 million in the first quarter of 2022.

Non-GAAP Loss Per Share was $(0.02) in the first quarter of 2023, a decrease of 109% as compared to Non-GAAP Earnings Per Share of $0.22 in the first quarter of 2022.

Capital expenditures were $72 million in the first quarter of 2023, compared to $31 million in the first quarter of 2022.

As of March 31, 2023, we had cash and cash equivalents of $174 million with no balance outstanding on our Revolving Credit Facility ($375 million of undrawn commitments).

Financial Outlook

Rackspace Technology is providing guidance as follows:

Q2 2023 Guidance
Total Revenue	$725 - $735 million
Public Cloud Revenue	$430 - $435 million
Private Cloud Revenue	$295 - $300 million
Non-GAAP Operating Profit	$33 - $37 million
Non-GAAP Loss Per Share	($0.09) - ($0.07)
Non-GAAP Other Income (Expense)[1]	($57) – ($59) million
Non-GAAP Tax Expense Rate	26%
Non-GAAP Weighted Average Shares	214 – 216 million
1 Non-GAAP Other Income (Expense) is only expected to include interest expense.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in subsequent sections of this press release narrative and supplemental schedules. Rackspace Technology has not reconciled Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) or Non-GAAP Tax Expense Rate guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between these Non-GAAP measures and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) and Non-GAAP Tax Expense Rate guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from these Non-GAAP measures in prior periods, but the impact of such adjustments could be significant.

Conference Call and Webcast

Rackspace Technology will hold a conference call today, May 9, 2023, at 4:00pm CT / 5:00pm ET to discuss its first quarter 2023 results. Interested parties may access the conference call as follows:

USA & Canada - Toll-Free (800) 715-9871
International - Toll (646) 307-1963

Conference ID: 2227483

To listen to the live webcast or access the replay following the webcast, please visit our IR website at the following link: https://ir.rackspace.com/news-and-events/events-and-presentations.

About Rackspace Technology

Rackspace Technology is a leading end-to-end multicloud technology services company. We can design, build and operate our customers’ cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products and adopt innovative technologies.

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, and other matters. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, Adjusted EBITDA and Non-GAAP Earnings (Loss) Per Share. These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

IR Contact
Robert Watson
Rackspace Technology Investor Relations
ir@rackspace.com

PR Contact
Natalie Silva
Rackspace Technology Corporate Communications
publicrelations@rackspace.com

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,				Year-Over-Year Comparison
	2022		2023
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$775.5	100.0%	$758.7	100.0%	$(16.8)	(2.2)%
Cost of revenue	(549.5)	(70.9)%	(589.1)	(77.6)%	(39.6)	7.2%
Gross profit	226.0	29.1%	169.6	22.4%	(56.4)	(25.0)%
Selling, general and administrative expenses	(205.1)	(26.4)%	(207.5)	(27.4)%	(2.4)	1.2%
Impairment of goodwill	—	—%	(543.1)	(71.6)%	(543.1)	100.0%
Income (loss) from operations	20.9	2.7%	(581.0)	(76.6)%	(601.9)	NM
Other income (expense):
Interest expense	(50.1)	(6.5)%	(56.9)	(7.5)%	(6.8)	13.6%
Gain (loss) on investments, net	(0.1)	(0.0)%	0.1	0.0%	0.2	NM
Gain on debt extinguishment	—	—%	12.8	1.7%	12.8	100.0%
Other income (expense), net	(3.6)	(0.5)%	2.1	0.3%	5.7	NM
Total other income (expense)	(53.8)	(6.9)%	(41.9)	(5.5)%	11.9	(22.1)%
Loss before income taxes	(32.9)	(4.2)%	(622.9)	(82.1)%	(590.0)	NM
Benefit (provision) for income taxes	(5.6)	(0.7)%	10.9	1.4%	16.5	NM
Net loss	$(38.5)	(5.0)%	$(612.0)	(80.7)%	$(573.5)	NM

Net loss per share:
Basic and diluted	$(0.18)		$(2.87)
Weighted average number of shares outstanding:
Basic and diluted	211.4		213.2
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except per share data)	December 31, 2022	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$228.4	$174.3
Accounts receivable, net allowance for credit losses and accrued customer credits of $24.6 and $22.3, respectively	622.2	571.6
Prepaid expenses	97.3	111.5
Other current assets	125.3	112.2
Total current assets	1,073.2	969.6

Property, equipment and software, net	628.3	651.1
Goodwill, net	2,155.1	1,614.8
Intangible assets, net	1,236.0	1,195.5
Operating right-of-use assets	138.0	126.3
Other non-current assets	226.1	197.3
Total assets	$5,456.7	$4,754.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$447.3	$384.2
Accrued compensation and benefits	95.3	65.8
Deferred revenue	80.9	101.3
Debt	23.0	23.0
Accrued interest	36.3	37.8
Operating lease liabilities	60.0	55.6
Finance lease liabilities	61.7	69.8
Financing obligations	16.7	15.6
Other current liabilities	35.3	37.6
Total current liabilities	856.5	790.7

Non-current liabilities:
Debt	3,295.4	3,269.0
Operating lease liabilities	84.8	72.8
Finance lease liabilities	310.5	336.3
Financing obligations	47.6	45.6
Deferred income taxes	126.7	105.8
Other non-current liabilities	105.7	110.0
Total liabilities	4,827.2	4,730.2

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $0.01 par value per share: 5.0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share: 1,495.0 shares authorized; 215.7 and 218.1 shares issued; 212.6 and 215.0 shares outstanding, respectively	2.2	2.2
Additional paid-in capital	2,573.3	2,588.0
Accumulated other comprehensive income	71.4	63.6
Accumulated deficit	(1,986.4)	(2,598.4)
Treasury stock, at cost; 3.1 shares held	(31.0)	(31.0)
Total stockholders' equity	629.5	24.4
Total liabilities and stockholders' equity	$5,456.7	$4,754.6

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(In millions)	2022	2023
Cash Flows From Operating Activities
Net loss	$(38.5)	$(612.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	101.6	94.7
Amortization of operating right-of-use assets	14.3	15.1
Deferred income taxes	0.9	(17.3)
Share-based compensation expense	17.0	15.2
Impairment of goodwill	—	543.1
Gain on debt extinguishment	—	(12.8)
Unrealized loss on derivative contracts	4.6	4.5
(Gain) loss on investments, net	0.1	(0.1)
Provision for bad debts and accrued customer credits	(0.2)	0.7
Amortization of debt issuance costs and debt discount	2.0	2.0
Other operating activities	—	(0.1)
Changes in operating assets and liabilities:
Accounts receivable	(19.8)	50.5
Prepaid expenses and other current assets	7.4	(1.5)
Accounts payable, accrued expenses, and other current liabilities	(19.0)	(100.3)
Deferred revenue	7.6	19.1
Operating lease liabilities	(17.7)	(19.9)
Other non-current assets and liabilities	4.2	17.2
Net cash provided by (used in) operating activities	64.5	(1.9)
Cash Flows From Investing Activities
Purchases of property, equipment and software	(19.2)	(12.1)
Acquisitions, net of cash acquired	(7.7)	—
Other investing activities	1.0	0.4
Net cash used in investing activities	(25.9)	(11.7)
Cash Flows From Financing Activities
Proceeds from employee stock plans	0.5	—
Shares of common stock repurchased	(4.1)	—
Payments on long-term debt	(5.8)	(15.4)
Payments on financing component of interest rate swap	(4.3)	(4.4)
Principal payments of finance lease liabilities	(15.9)	(18.6)
Principal payments of financing obligations	(11.2)	(2.9)
Net cash used in financing activities	(40.8)	(41.3)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1.6)	0.9
Decrease in cash, cash equivalents, and restricted cash	(3.8)	(54.0)
Cash, cash equivalents, and restricted cash at beginning of period	275.4	231.4
Cash, cash equivalents, and restricted cash at end of period	$271.6	$177.4

Supplemental Cash Flow Information
Cash payments for interest, net of amount capitalized	$40.8	$49.5
Cash payments for income taxes, net of refunds	$5.4	$1.7

Non-cash Investing and Financing Activities
Acquisition of property, equipment and software by finance leases	$6.5	$50.7
Acquisition of property, equipment and software by financing obligations	3.7	—
Increase in property, equipment and software accrued in liabilities	1.5	8.7
Non-cash purchases of property, equipment and software	$11.7	$59.4

SEGMENT DATA

(In millions, except %)	Three Months Ended March 31,		% Change
Revenue by segment:	2022	2023	Actual	Constant Currency (a)
Public Cloud	$417.0	$444.6	6.6%	7.3%
Private Cloud	358.5	314.1	(12.4)%	(10.8)%
Total consolidated revenue	$775.5	$758.7	(2.2)%	(1.1)%

(a)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

	Three Months Ended March 31,				Year-Over-Year Comparison
(In millions, except %)	2022		2023
Segment operating profit (a):	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Public Cloud	$34.5	8.3%	$24.5	5.5%	$(10.0)	(29.0)%
Private Cloud	136.8	38.2%	92.9	29.6%	(43.9)	(32.1)%
Total consolidated segment operating profit	171.3		117.4		(53.9)	(31.5)%
Corporate functions (b)	(59.2)		(66.9)		(7.7)	13.0%
Non-GAAP Operating Profit (c)	$112.1		$50.5		$(61.6)	(55.0)%

(a)	Segment revenue less expenses directly attributable to running the respective segments’ business. These expenses exclude centralized corporate function costs.
(b)	Costs that are not allocated to segments. These costs are related to centralized corporate functions that provide services to the segments in areas such as accounting, information technology, marketing, legal and human resources.
(c)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

NON-GAAP FINANCIAL MEASURES

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2023			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Public Cloud	$417.0	$444.6	$2.7	$447.3	6.6%	7.3%
Private Cloud	358.5	314.1	5.8	319.9	(12.4)%	(10.8)%
Total	$775.5	$758.7	$8.5	$767.2	(2.2)%	(1.1)%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

Non-GAAP Gross Profit

We present Non-GAAP Gross Profit because we believe the measure is useful in analyzing trends in our underlying, recurring gross margins. We define Non-GAAP Gross Profit as gross profit, adjusted to exclude the impact of share-based compensation expense and other non-recurring or unusual compensation items, purchase accounting-related effects, certain business transformation-related costs, and costs related to the Hosted Exchange incident.

	Three Months Ended March 31,
(In millions)	2022	2023
Gross profit	$226.0	$169.6
Share-based compensation expense	2.8	2.8
Other compensation expense (a)	0.8	0.7
Purchase accounting impact on expense (b)	0.7	0.6
Restructuring and transformation expenses (c)	5.3	4.7
Hosted Exchange incident expenses	—	0.3
Non-GAAP Gross Profit	$235.6	$178.7

(a)	Adjustments for retention bonuses, mainly in connection with restructuring and transformation projects, and the related payroll tax, and payroll taxes associated with the exercise of stock options and vesting of restricted stock.
(b)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(c)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, facility closure costs and lease termination expenses. This amount also includes certain costs associated with the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.

Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA

We present Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Non-GAAP Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets, goodwill and asset impairment charges, and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Non-GAAP Operating Profit as income (loss) from operations adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets, goodwill and asset impairment charges, and certain other non-operating, non-recurring or non-core gains and losses.

We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, certain other non-operating, non-recurring or non-core gains and losses, interest expense, income taxes, depreciation and amortization, and goodwill and asset impairment charges.

Non-GAAP Operating Profit and Adjusted EBITDA are management’s principal metrics for measuring our underlying financial performance. Non-GAAP Operating Profit and Adjusted EBITDA, along with other quantitative and qualitative information, are also the principal financial measures used by management and our board of directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Non-GAAP Net Income (Loss), Non-GAAP Operating Profit or Adjusted EBITDA. Our presentation of Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-titled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

Net loss reconciliation to Non-GAAP Net Income (Loss)

	Three Months Ended March 31,
(In millions)	2022	2023
Net loss	$(38.5)	$(612.0)
Share-based compensation expense	17.0	15.2
Special bonuses and other compensation expense (a)	3.4	2.2
Transaction-related adjustments, net (b)	5.3	1.3
Restructuring and transformation expenses (c)	23.3	25.6
Hosted Exchange incident expenses	—	3.2
Impairment of goodwill	—	543.1
Net (gain) loss on divestiture and investments (d)	0.1	(0.1)
Gain on debt extinguishment (e)	—	(12.8)
Other (income) expense, net (f)	3.6	(2.1)
Amortization of intangible assets (g)	42.2	40.9
Tax effect of non-GAAP adjustments (h)	(10.5)	(9.2)
Non-GAAP Net Income (Loss)	$45.9	$(4.7)

Income (loss) from operations reconciliation to Non-GAAP Operating Profit

	Three Months Ended March 31,
(In millions)	2022	2023
Income (loss) from operations	$20.9	$(581.0)
Share-based compensation expense	17.0	15.2
Special bonuses and other compensation expense (a)	3.4	2.2
Transaction-related adjustments, net (b)	5.3	1.3
Restructuring and transformation expenses (c)	23.3	25.6
Hosted Exchange incident expenses	—	3.2
Impairment of goodwill	—	543.1
Amortization of intangible assets (g)	42.2	40.9
Non-GAAP Operating Profit	$112.1	$50.5

Net loss reconciliation to Adjusted EBITDA

	Three Months Ended March 31,
(In millions)	2022	2023
Net loss	$(38.5)	$(612.0)
Share-based compensation expense	17.0	15.2
Special bonuses and other compensation expense (a)	3.4	2.2
Transaction-related adjustments, net (b)	5.3	1.3
Restructuring and transformation expenses (c)	23.3	25.6
Hosted Exchange incident expenses	—	3.2
Impairment of goodwill	—	543.1
Net (gain) loss on divestiture and investments (d)	0.1	(0.1)
Gain on debt extinguishment (e)	—	(12.8)
Other (income) expense, net (f)	3.6	(2.1)
Interest expense	50.1	56.9
Provision (benefit) for income taxes	5.6	(10.9)
Depreciation and amortization (i)	101.4	93.6
Adjusted EBITDA	$171.3	$103.2

(a)	Includes expense related to retention bonuses, mainly relating to restructuring and integration projects, and the related payroll tax, senior executive signing bonuses and relocation costs, and payroll taxes associated with the exercise of stock options and vesting of restricted stock.
(b)	Includes legal, professional, accounting and other advisory fees related to acquisitions, certain one-time costs related to being a first year public company, integration costs of acquired businesses, purchase accounting adjustments, payroll costs for employees that dedicate significant time to supporting these projects and exploratory acquisition and divestiture costs and expenses related to financing activities.
(c)	Includes consulting and advisory fees related to business transformation and optimization activities, payroll costs for employees that dedicate significant time to these projects, as well as associated severance, facility closure costs, and lease termination expenses. This amount also includes total charges of $3.2 million for the three months ended March 31, 2022 related to the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.
(d)	Includes gains and losses on investment and from dispositions.
(e)	Includes gains related to repurchases of 5.375% Senior Notes.
(f)	Primarily consists of foreign currency gains and losses.
(g)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(h)	We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. When computing this long-term rate for the 2022 and 2023 interim periods, we based it on an average of the 2021 and estimated 2022 tax rates and 2022 and estimated 2023 tax rates, respectively, recomputed to remove the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments, resulting in a structural non-GAAP tax rate of 26% for both periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.
(i)	Excludes accelerated depreciation expense related to facility closures.

Non-GAAP Earnings (Loss) Per Share

We define Non-GAAP Earnings (Loss) Per Share as Non-GAAP Net Income (Loss) divided by our GAAP weighted average number of shares outstanding for the period on a diluted basis and further adjusted for the weighted average number of shares associated with securities which are anti-dilutive to GAAP loss per share but dilutive to Non-GAAP Earnings (Loss) Per Share. Management uses Non-GAAP Earnings (Loss) Per Share to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares that would be dilutive to Non-GAAP Earnings (Loss) Per Share.

	Three Months Ended March 31,
(In millions, except per share amounts)	2022	2023
Net loss attributable to common stockholders	$(38.5)	$(612.0)
Non-GAAP Net Income (Loss)	$45.9	$(4.7)

Weighted average number of shares - Diluted	211.4	213.2
Effect of dilutive securities (a)	1.0	1.1
Non-GAAP weighted average number of shares - Diluted	212.4	214.3

Net loss per share - Diluted	$(0.18)	$(2.87)
Per share impacts of adjustments to net loss (b)	0.40	2.85
Per share impacts of shares dilutive after adjustments to net loss (a)	0.00	0.00
Non-GAAP Earnings (Loss) Per Share	$0.22	$(0.02)

(a)	Reflects impact of awards that would have been anti-dilutive to net loss per share, and therefore not included in the calculation, but would be dilutive to Non-GAAP Earnings (Loss) Per Share and are therefore included in the share count for purposes of this non-GAAP measure. Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock units (including performance-based restricted stock units) or purchases under the Employee Stock Purchase Plan (the "ESPP"), as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on Apollo achieving pre-established performance targets based on a multiple of their invested capital ("MOIC"), which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.
(b)	Reflects the aggregate adjustments made to reconcile Non-GAAP Net Income (Loss) to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period.